Exhibit 4.25

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

                        THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made and entered into as of March 29, 2002 among DANKA BUSINESS SYSTEMS PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) (“Danka PLC”), DANKALUX SARL & CO. SCA, a Luxembourg company (“Dankalux”), and DANKA HOLDING COMPANY, a Delaware corporation (“Danka Holding”) (Danka PLC, Dankalux and Danka Holding are herein each a “Company” and collectively the “Companies”), AMERICAN BUSINESS CREDIT CORPORATION, CORPORATE CONSULTING GROUP, INC., D.I. INVESTMENT MANAGEMENT, INC., DANKA IMAGING DISTRIBUTION, INC., DANKA MANAGEMENT COMPANY, INC., DANKA OFFICE IMAGING COMPANY (collectively with Danka Holding, the “Grantors” and together with the Companies, the “Danka Parties”), BANK OF AMERICA, NATIONAL ASSOCIATION, each other Bank listed on the signature pages hereof (each individually, a “Bank” and collectively, the “Banks”), and BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (in such capacity, the “Agent”):

W I T N E S S E T H :

                        WHEREAS, the Companies, the Banks and the Agent have entered into an Amended and Restated Credit Agreement dated as of June 29, 2001 (as further amended hereby and as from time to time further amended, supplemented or modified, the “Credit Agreement”), pursuant to which the Banks agreed to make certain revolving credit, term loan and letter of credit facilities available to the Companies; and

                        WHEREAS, Article VII of the Credit Agreement contains affirmative covenants, compliance with which cannot be waived or amended without the written consent of the Majority Banks; and

                        WHEREAS, the Danka Parties have requested that the Banks waive compliance with certain of the affirmative covenants as provided herein; and

                        WHEREAS, Article VIII of the Credit Agreement contains negative covenants, compliance with which cannot be waived or amended without the written consent of the Majority Banks; and

                        WHEREAS, the Danka Parties have requested that the Banks provide written consent to the amendment of the negative covenants as provided herein; and

                        WHEREAS, Article II of the Credit Agreement contains certain Loan prepayment terms, compliance with which cannot be waived or amended without the written consent of the Majority Banks; and

                        WHEREAS, the Danka Parties have requested that the Banks provide written consent to the amendment of the principal prepayment terms as provided herein; and

                        WHEREAS, the Danka Parties have requested that the Banks provide written consent to an amendment or modification of the Tax Retention Operating Leases as provided herein, which consent requires agreement by the Majority Banks;

                        WHEREAS, the Banks and the Danka Parties have agreed to amend certain provisions of the Credit Agreement and to certain other agreements of the parties, all as hereinafter set forth.

                        NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and sufficient consideration, receipt of which is hereby acknowledged, the Danka Parties and the Majority Banks do hereby agree as follows:

                        1.   Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

                        2.   Investments. Notwithstanding anything to the contrary in Section 8.4 of the Credit Agreement or otherwise, the Banks hereby consent to Investments that result from the consummation of the following conversions of intercompany debt to equity:

(a)	Conversion of up to US $200,000,000 of intercompany debt owed by Danka Holding Company to Dankalux Sari & Co. SCA into equity; and

(b)	Conversion of up to GBP 25,406,893 of intercompany debt owed by Danka UK PLC to Danka Business Systems PLC into equity; and

(c)	Conversion of up to GBP 15,000,000 of intercompany debt owed by Danka UK PLC to Danka UK Holdings Limited into equity.

The Danka Parties represent and warrant that the conversions of debt to equity described in this paragraph 2 comply with all applicable laws, rules and regulations of every Governmental Authority, foreign and domestic.

                        3.   Principal Repayment. The last sentence of Section 2.1 (a) of the Credit Agreement is hereby amended by amending and restating the entirety thereof to read as follows:

In addition to the foregoing, the Companies shall prepay Revolving Loan Outstandings (in the following order: first, all Swing Line Outstandings; second, all Revolving Loans that are Base Rate Loans; and third, all Revolving Loans that are LIBOR Rate Loans) by the amount of cash required to be paid to the Agent (from the cash balances of Danka Holding and its Subsidiaries) under and pursuant to the Blocked Account Agreement, at the end of each Business Day; provided that the accrued and unpaid interest on the principal amounts so repaid under this sentence that are prepayments of Revolving Loans that are Base Rate Loans shall be due and payable on the last Business Day of the month of such principal prepayment; and provided further that the amounts so repaid under this sentence may be reborrowed in accordance with the other provisions of this Section 2.1 or Section 2.19.

                        4.   Minimum Tranche. The definition of “Minimum Tranche” in Section 1.1 of the Credit Agreement is hereby amended by amending and restating the entirety thereof to read as follows:

“Minimum Tranche” means in respect of Loans (other than Swing Line Loans) comprising part of the same Borrowing, or to be continued under Section 2.4, $2,000,000 or any multiple of $1,000,000 in excess thereof, or, in the case of Revolving Borrowings, the aggregate amount of the then unused Revolving Commitments.

                        5.   Compliance Certificates. Section 7.1(d) of the Credit Agreement is hereby amended by changing the reference therein to “preceding clauses (a) and (b)” to be a reference to “preceding clauses (b) and (c)”.

                        6.   Tax Retention Operating Lease. Notwithstanding anything to the contrary in Section 8.6 of the Credit Agreement or otherwise, and effective only upon the consummation of the proposed sale by Danka Holding Company of the real property located at 11101 and 11103 Roosevelt Blvd., St. Petersburg, Florida, and the real property located at 11401-16th Court North, St. Petersburg, Florida for an aggregate purchase price not less than $10,200,000 (less a purchase price credit of $400,000 and subject to any adjustments or prorations provided in the respective Real Estate Purchase and Sale Agreements), the Banks hereby consent to an amendment, waiver, or modification of the Tax Retention Operating Lease (“TROL”) substantially in the form attached hereto as Exhibit A (the “TROL Amendment”), and to the payment by Danka Holding Company to Bank of America, N.A., as agent for the TROL lenders, of $3,000,000 for the benefit of the TROL lenders as required pursuant to the TROL Amendment.

                        7.   Acceleration of First Anniversary Fee. The Danka Parties hereby agree to accelerate a portion of the first anniversary fee required to be paid on June 30, 2002 by Section 2.14(c) of the Credit Agreement, which portion shall be paid as a condition to the effectiveness of this First Amendment. The Danka Parties shall pay, prior to the effectiveness of this First Amendment, a fee equal to 0.50% of the Total Commitments on the date of such payment (the “Accelerated Fee”), and the Danka Parties shall pay the 1.00% balance of the first anniversary fee on the previously scheduled date of June 30, 2002. Accordingly, Section 2.14(c) of the Credit Agreement is hereby amended by changing the reference therein to “1.50%” to be a reference to “1.00%”.

                        8.   Effectiveness. This First Amendment shall become effective upon (a) receipt by the Agent of an executed copy of this First Amendment (which may be signed in counterparts and may be received by facsimile transmission) signed by the Danka Parties and the Majority Banks; (b) payment of the Accelerated Fee by the Companies to the Agent for the benefit of the Banks; and (c) delivery to the Agent of an executed copy of the TROL Amendment.

                        9.   Expenses. The Danka Parties agree promptly to pay or reimburse reasonable expenses of the Steering Committee and its members (including the reasonable fees and expenses of outside counsel and financial advisors for the Steering Committee and each of its members) incurred in connection with this First Amendment.

                        10. Acknowledgment; Release. The Danka Parties acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and any other documents which evidence, guaranty or secure the Obligations. The Danka Parties hereby release and forever discharge the Agent, the Banks and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

                        11. Entire Agreement. This First Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

                        12. Deemed Amendment of Other Loan Documents; Full Force and Effect. To the extent necessary to give effect to the provisions hereof, the Security Agreement and all other Loan Documents shall be deemed amended and supplemented by the terms hereof. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

                        13. Counterparts. This First Amendment may be executed in any number of counterparts (including, without limitation, counterparts sent by facsimile transmission), each of which shall be deemed an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument.

                        14. Governing Law. This First Amendment shall in all respects be governed by the laws and judicial decisions of the State of New York.

                        15. Enforceability. Should any one or more of the provisions of this First Amendment be determined to be illegal or unenforceable as to one of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

                        16. Authorization. This First Amendment has been duly authorized, executed and delivered by the parties hereto and constitutes a legal, valid and binding obligation of the parties hereto, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WITNESS :	DANKA BUSINESS SYSTEMS PLC
	By:	/s/ Illegible

	Name:	Illegible
	Title:	Director

DANKA HOLDING COMPANY
By:	/s/ Laurans F. Schaad. Jr

Name:	Laurans F. Schaad. Jr
Title:	Senior Vice President, Treasurer

DANKALUX SARL & CO.SCA BY: DANKALUX SARL, COMMANDITE
By:	/s/ Illegible

Name:	Illegible
Title:	Manager

AMERICAN BUSINESS CREDIT CORPORATION CORPORATE CONSULTING GROUP, INC. D.J. INVESTMENT MANAGEMENT, INC. DANKA IMAGING DISTRIBUTION, INC. DANKA MANAGEMENT COMPANY, INC. DANKA OFFICE IMAGING COMPANY
By:	/s/ Laurancs F. Schaad

Name:	Laurancs F. Schaad, Jr.
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION , as Agent and Issuing Bank, and individually as a Bank
By: /s/ DeWitt W. King III

Name: DeWitt W. King III Title: Managing Director

NAME OF BANK:

By:
Name:
Title:

By:
Name:
Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

BANK OF AMERICA, NATIONAL ASSOCIATION , as Agent and Issuing Bank, and individually as a Bank
By: /s/ DeWitt W. King III

Name: DeWitt W. King III Title: Managing Director

NAME OF BANK: National Australia Bank Limited A.C.N. 004 044 937
By: /s/ Robert A. Mulderrig

Name: Robert A. Mulderrig Title: Head of Credit Restructuring – Americas

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK: THE BANK OF NOVA SCOTIA
By: /s/ Olivia L. Braun

Name: OLIVIA L. BRAUN Title: DIRECTOR

By:

Name: Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK:
GOLDMAN SACHS CREDIT PARTNERS, L.P.

By: /s/ Tracy Mccaffrey
Name: TRACY McCAFFREY
Title: AUTHORIZED SIGNATORY

By:
Name:
Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK: SANPAOLO IMI S.p.A.
By: /s/ Carlo Persico

Name: Carlo Persico Title: General Manager

By: /s/ Glen Binder

Name: Glen Binder Title: Vice President

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK: NORTHWOODS CAPITAL III, LIMITED BY: ANGELO, GORDON & CO., L.P., AS COLLATERAL MANAGER

By: /s/ John W. Fraser
Name: JOHN W. FRASER
Title: MANAGING DIRECTOR

By:

Name: Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK: AG CAPITAL FUNDING PARTNERS, LP. BY: ANGELO, GORDON & CO.,LP., AS INVESTMENT ADVISOR

By: /s/ John W. Fraser
Name: JOHN W. FRASER
Title: MANAGING DIRECTOR

By:
Name:
Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK:
SILVER OAK CAPITAL LLC

By: /s/ Illegible
Name:
Title:

By:
Name:
Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK:
PERRY PRINCIPALS, L.L.C.

By: /s/ Illegible
Name: Illegible
Title:

By:
Name:
Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

J.P. MORGAN SECURITIES INC. as Agent for JPMORGAN CHASE BANK
By:	/s/ Eric S. Rosen

Name: Eric S. Rosen
Title: Authorized Signatory

By:

Name:
Title:

NAME OF BANK
SouthTrust Bank

By: /s/ Juliette S. Stapf
Name: Juliette S. Stapf
Title: Sr. Vice–President

By:
Name:
Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK:
CREDIT LYONNAIS NEW YORK BRANCH

By: /s/ Linda D. Tulloch
Name: Linda D. Tulloch
Title: Vice President

By:
Name:
Title:

NAME OF BANK:
BANCA NAZIONALE DEL LAUORO SpA,

By: /s/ Keith Herod
Name: KEITH HEROD
Title: SENIOR RELATIONSHIP MANAGER

By: /s/ Paul Mitchell
Name: PAUL MITCHELL
Title: SENIOR RELATIONSHIP MANAGER

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK:
The Dai-Ichi Kangyo Bank, Ltd.

By: /s/ Ronald Wolinsky
Name: Ronald Wolinsky
Title: Senior Vice President

By:
Name:
Title:

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK:
FARALLON EQUIPMENT INVESTORS, LLC

By:
Name: Farallon Capital Management, LLC
Title: Its Agent and Attorney in fact

By: /s/ William E. Mellin
Name: William E. Mellin
Title: Managing Member

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK:
LAZARD FRERES & Co. LLC

By:
Name:
Title:

By: /s/ David L. Tashjian
Name: David L. Tashjian
Title: Managing Director

Bank Signature Page To First Amendment and Restated Credit Agreement

NAME OF BANK:
LAZARD BANK LIMITED

By: /s/ M G Moyes
Name: M G Moyes
Title: 28 March 2002

By:
Name:
Title:

Bank Signature Page To First Amendment and Restated Credit Agreement